SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2003

ESCO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Missouri (State or Other Jurisdiction of Incorporation)	1-10596 (Commission File Number)	43-1554045 (I.R.S. Employer Identification No.)

8888 Ladue Road, Suite 200, St. Louis, Missouri (Address of Principal Executive Offices)		63124-2056 (Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

SIGNATURE
EXHIBIT INDEX
EX-99.1 Press Release
EX-99.2 Information Included On Website

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated January 13, 2003.

99.2	Information included on Registrant’s website as of January 13, 2003.

ITEM 9. REGULATION FD DISCLOSURE

     The Registrant intends to make a company presentation on January 13, 2003 and to include this presentation on its website. The related press release and the information that will be included on the Registrant’s website are attached as Exhibit 99.1 and 99.2 to this Form 8-K. The presentation updates previous company presentations and includes a summary statement of the company’s strategy, the five-year financial objectives and an overview of each of the company’s three primary segments.

     The furnishing of these Exhibits is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information they contain includes material investor information that is not otherwise publicly available. Statements in Exhibits 99.1 and 99.2 that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of January 13, 2003. The Registrant does not assume any obligation to update such information in the future. The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Registrant’s operations and business environment including, but not limited to: further weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; consolidation of internal operations; integration of recently acquired businesses; delivery delays or defaults by customers; termination for convenience of customer contracts, performance issues with key suppliers and subcontractors; collective bargaining and labor disputes; changes in laws and regulations; litigation uncertainty; and the Registrant’s successful execution of internal operating plans.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCO TECHNOLOGIES INC.

Dated:	January 13, 2003	By:	/s/A.S. Barclay A.S. Barclay Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated January 13, 2003.

99.2	Information included on Registrant’s website as of January 13, 2003.